Exhibit 99.2

The expenses to be incurred by HCP, Inc. relating to the registration and offering of $750,000,000 of aggregate principal amount 4.000% Senior Notes due 2025 pursuant to a Registration Statement on Form S-3 (File No. 333-182824) and a related prospectus supplement filed with the Securities and Exchange Commission on May 14, 2015 are estimated to be as follows:

Estimated Fees
SEC registration fee	$87,000
Legal fees and expenses	530,000
Accounting fees and expenses	125,000
Printing fees	18,000
Rating agency fees	1,308,750
Total expenses	$2,068,750